EXHIBIT 3.5

                                                     FEDERAL IDENTIFICATION
                                                             NO. 04-2464749

                      THE COMMONWEALTH OF MASSACHUSETTS
                           William Francis Galvin
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF AMENDMENT
                  (General Laws, Chapter 156B, Section 72)

We,                           Peter J. Murphy,
President

and                         Jill Pollack Kutchin,               Clerk

of                           Parlex Corporation
                         (Exact name of corporation)

located at        One Parlex Place, Methuen, Massachusetts
              (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

            3
      (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on August 30, 2000, by vote of 3,576,574 shares of Common Stock of 6,277,386 shares outstanding.

(1) being at least a majority of each type, class or series outstanding and entitled to vote thereon

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS    WITH PAR VALUE STOCKS

TYPE NUMBER OF SHARES       TYPE          NUMBER OF SHARES    PAR VALUE

Common:                     Common:          10,000,000          $ .10
Preferred:                  Preferred:        1,000,000          $1.00

Change the total authorized to:

WITHOUT PAR VALUE STOCKS    WITH PAR VALUE STOCKS

TYPE NUMBER OF SHARES       TYPE          NUMBER OF SHARES    PAR VALUE


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Common:                     Common:          30,000,000          $ .10
Preferred:                  Preferred:        1,000,000          $1.00


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ______________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 30th day of August, 2000.

/s/ Peter J. Murphy, President
    Peter J. Murphy

/s/ Jill Pollack Kutchin, Clerk
    Jill Pollack Kutchin


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